UNITED STATES

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SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.  )

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Health Enhancement Products, Inc.
(Name of Registrant as Specified In Its Charter)

__________________________________________________________________ (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Health Enhancement Products to hold annual shareholder meeting July 18, 2012 in Detroit, Michigan

Bloomfield Hills, MI – (Marketwire – 06/29/12) Arizona-based algae producer Health Enhancement Products (OTC.BB: HEPI.OB – News) has notified shareholders that the Company’s annual shareholder meeting will be held on July 18, 2012 at the Westin Hotel directly adjacent to the McNamara terminal of Detroit Metro Airport (DTW) beginning 10:00AM EDT and concluding at noon.

The agenda will include, but is not limited to, presentation of board members standing for re-election, a discussion of the proposed increase in authorized shares, presentation of the research work currently underway and test results available by that date, as well as status reports for litigation, operational and reporting functions. Presentations will be made by Andrew Dahl, President and CEO; Philip Rice, Chief Financial Officer. Dr. Scott Freeman, Chief Science Officer, will present brief, prepared comments.

Shareholders who wish to attend the event are encouraged to RSVP their intent to John Gorman, Executive Vice-President, by calling (888) 871 6903 extension 702 or by email:  jgorman@health-enhancement-products.com.

The entire meeting will be accessible in conference call format for those unable to attend in person, as follows:

Participant Dial-In Numbers:

TOLL-FREE    1-877-941-1427             TOLL/INTERNATIONAL    1-480-629-9664

The presentations are scheduled to occupy the first hour of the meeting. A Q&A session will follow the prepared presentations, with questions taken from the floor and from the conference lines. Because of the heavy call volume experienced during the last conference call, the number of available lines has been doubled to avoid any delays or disruptions.

During the shareholder meeting, some of the presenters may use visual aids or electronic presentations for speaker support. These presentations will be available along with transcripts of prepared remarks on the Company’s website following the meeting. In addition, there may be printed material distributed to attendees. Any such printed material will also be available as a download on the company’s website.

For those unable to join the conference call, the shareholder meeting will be available as a replay for 2 weeks following the event.

Replay Dial-In Numbers:

TOLL-FREE   1-877-870-5176

TOLL/INTERNATIONAL   1-858-384-5517

From:  07/18/12 @ 1:00 pm Eastern Time

To:    08/01/12 @ 11:59 pm Eastern Time

Replay PIN Number:  4549887 USE THIS NUMBER TO ACCESS RECORDING

The Proxy Statement, the HEPI Annual Report for the fiscal year ended December 31, 2011 and the Proxy Card are available at www.shareholdermaterial.com/HEPI.  The Proxy Card also includes instructions for voting by telephone or online.

Shareholders are encouraged to review the proxy materials that have been mailed or made available by their respective brokers, and vote their discretion on the matters placed before them prior to the shareholder meeting, if possible. Over the last few months, Company management has conducted and will continue to conduct its own due diligence regarding financial reporting, capital structure, operating history and prior transactions. The matters placed before shareholders for a vote are preliminary consequences of that work.

About Health Enhancement Products, Inc.

Health Enhancement Products, Inc. (OTC.BB: HEPI.OB) is a health and wellness company engaged in the development of natural products derived from algae cultures for use as dietary supplements and food ingredients. These natural products are extracted from living algae grown in purified water. Visit the company website: www.health-enhancement-products.com.

Safe Harbor Statement

Except for any historical information, the matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve risks and uncertainties. A number of factors could cause actual results to differ from those indicated in the forward-looking statements, including the timing of completion of a trial, actual future clinical trial results being different than the results the company has obtained to date, and the company's ability to secure funding. Such statements are subject to a number of assumptions, risks and uncertainties. Readers are cautioned that such statements are not guarantees of future performance and those actual results or developments may differ materially from those set forth in the forward-looking statements. The company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information or otherwise.

Health Enhancement Products, Inc. Contact:

John Gorman, Executive Vice-President

(888) 871 6903 extension 702 or jgorman@health-enhancement-products.com

Or visit the Company website: www.health-enhancement-products.com